As filed with the Securities and Exchange Commission on August 11, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

National Fuel Gas Company

(Exact name of registrant as specified in its charter)

New Jersey	13-1086010
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6363 Main Street

Williamsville, New York 14221

(716) 857-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David P. Bauer President and Chief Executive Officer 6363 Main Street Williamsville, New York 14221 (716) 857-7000	Christopher M. Kelly Andrew C. Thomas Jones Day 901 Lakeside Avenue Cleveland, Ohio 44114 (216) 586-3939

(Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

It is respectfully requested that the Commission send copies of all orders, notices and communications to:

Michael F. Fitzpatrick, Jr.

Hunton Andrews Kurth LLP

200 Park Avenue

53rd Floor

New York, New York 10166

(212) 309-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

NATIONAL FUEL GAS COMPANY

DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

STOCK PURCHASE CONTRACTS

STOCK PURCHASE UNITS

and

UNITS

National Fuel Gas Company may periodically sell any or all of the following securities to the public:

•	debt securities;

•	common stock;

•	preferred stock;

•	depositary shares;

•	stock purchase contracts;

•	stock purchase units; and

•	units, consisting of one or more of any of the securities referred above, in any combination.

National Fuel Gas Company will provide specific terms of its securities, including their offering prices, in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

National Fuel Gas Company’s common stock is listed on the New York Stock Exchange and trades under the symbol “NFG.”

Investing in the securities involves risks. See Risk Factors on page 2 for information on certain risks related to the purchase of securities.

National Fuel Gas Company may offer these securities directly or through underwriters, agents or dealers. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements. The “Plan of Distribution” section on page 24 of this prospectus also provides more information on this topic.

National Fuel Gas Company’s principal executive offices are located at 6363 Main St., Williamsville, New York 14221 and its telephone number is (716) 857-7000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 11, 2023.

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus or any accompanying prospectus supplement and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus and any accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstance in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or any accompanying prospectus supplement, nor any sale made under this prospectus or any accompanying prospectus supplement shall, under any circumstances, create any implication that there has been no change in the affairs of National Fuel Gas Company since the date of this prospectus or any accompanying prospectus supplement or that the information contained or incorporated by reference in this prospectus or any accompanying prospectus supplement is correct as of any time subsequent to the date of such information.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that National Fuel Gas Company (“National”) has filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, National may sell the securities or combinations of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that National may offer. Each time National sells securities, National will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

For more detailed information about the securities, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

References in this prospectus and the prospectus supplement to “National” or “National Fuel” are to National Fuel Gas Company, National Fuel Gas Company and its subsidiaries or National Fuel Gas Company’s subsidiaries as appropriate in the context of the disclosure.

RISK FACTORS

In considering whether or not to purchase securities of National, you should carefully consider the risks described under “Risk Factors” in any prospectus supplement and in the documents National incorporates by reference in this prospectus and any prospectus supplement, as well as the other information included or incorporated by reference in this prospectus and any prospectus supplement.

NATIONAL FUEL GAS COMPANY

National Fuel Gas Company, incorporated in 1902, is a holding company organized under the laws of the State of New Jersey. National is engaged in the business of owning and holding securities issued by its subsidiaries.

National is a diversified energy company engaged principally in the production, gathering, transportation, storage and distribution of natural gas. National reports financial results for four business segments:

•	the Exploration and Production segment, which is engaged in the exploration for, and the development and production of, primarily natural gas in the Appalachian region of the United States;

•

the Pipeline and Storage segment, which provides interstate natural gas transportation services for affiliated and nonaffiliated companies through integrated gas pipeline systems in Pennsylvania and New York, as well as storage services through its underground natural gas storage fields;

•	the Gathering segment, which builds, owns and operates natural gas processing and pipeline gathering facilities in the Appalachian region; and

•

the Utility segment, which provides natural gas utility services to customers through a local distribution system located in western New York and northwestern Pennsylvania. The principal metropolitan areas served by the Utility segment include Buffalo, Niagara Falls and Jamestown, New York and Erie and Sharon, Pennsylvania.

National’s principal executive offices are located at 6363 Main Street, Williamsville, New York 14221 and its telephone number is (716) 857-7000.

WHERE YOU CAN FIND MORE INFORMATION

National files annual, quarterly and other reports, proxy statements and other information with the SEC. These SEC filings are available to the public on the SEC’s website, www.sec.gov. Information about National is also available on National’s website, www.natfuel.com. Other than any SEC filings incorporated by reference in this prospectus, the information available on National’s website is not part of this prospectus or any prospectus supplement thereto.

INCORPORATION BY REFERENCE

National discloses important information to you by referring you to documents that it has filed with the SEC that are “incorporated by reference” in this prospectus.

The following documents have been filed by National with the SEC and are incorporated herein by reference:

•	National’s Annual Report on Form 10-K (SEC File No. 001-03880) for the fiscal year ended September 30, 2022, filed with the SEC on November 18, 2022;

•

National’s Quarterly Reports on Form 10-Q (SEC File No. 001-03880) for the quarterly periods ended December  31, 2022, filed with the SEC on February 3, 2023, March  31, 2023, filed with the SEC on May 4, 2023, and June  30, 2023, filed with the SEC on August 3, 2023;

•	National’s Current Reports on Form 8-K (SEC File No. 001-03880), filed with the SEC on December 6, 2022, March 9, 2023 (Items 5.02 and 5.07 only) and May 18, 2023; and

•

The description of National’s Common Stock contained in the Registration Statements on Form 8-A filed with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as updated by the description of National’s Common Stock contained in Exhibit 4.1 to National’s Annual Report on Form 10-K for the year ended September 30, 2019 and any amendments or reports filed for the purpose of updating such description.

All documents filed by National with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. National will not, however, incorporate by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of National’s Current Reports on Form 8-K unless, and except to the extent, specified in such reports.

Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

We will provide you with a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing or telephoning us at the following address or telephone number:

National Fuel Gas Company

6363 Main Street

Williamsville, New York 14221

Attention: Corporate Secretary

Telephone: (716) 857-7000

USE OF PROCEEDS

Except as may otherwise be set forth in an applicable prospectus supplement, the proceeds from the sale of these securities may be used to reduce short-term indebtedness, to redeem or discharge indebtedness, to finance a portion of National’s capital expenditures, for corporate development purposes, including, without limitation, acquisitions made by or on behalf of National or its subsidiaries, and for other general corporate purposes.

DESCRIPTION OF DEBT SECURITIES

General

The following description sets forth certain general terms and provisions of National’s unsecured debt securities, consisting of debentures and medium-term notes, that National may offer by this prospectus. National will describe the particular terms of the debt securities, and provisions that vary from those described below, in one or more prospectus supplements.

The debt securities will be National’s direct unsecured general obligations. The debt securities will be senior debt securities. National may issue the debt securities from time to time in one or more series, under an indenture, dated as of October 1, 1999, between National and The Bank of New York Mellon (formerly The Bank of New York), as trustee (the “Trustee”). This indenture, as it may be amended and supplemented from time to time, is referred to in this prospectus as the “Indenture.”

The following descriptions of the debt securities and the Indenture are summaries and are qualified by reference to the Indenture. This summary does not contain a complete description of the debt securities. You should read this summary together with the Indenture and the officer’s certificates or other documents establishing the debt securities for a complete understanding of the provisions that may be important to you. References to certain sections of the Indenture are included in parentheses. Whenever particular provisions or defined terms in the Indenture are referred to under this “Description of Debt Securities,” such provisions or defined terms are incorporated by reference herein. The Indenture is qualified under the Trust Indenture Act of 1939. You should refer to the Trust Indenture Act of 1939 for provisions that apply to the debt securities.

The debt securities will rank equally with all of National’s other senior, unsecured and unsubordinated debt.

Because National is a holding company that conducts all of its operations through subsidiaries, holders of debt securities will generally have a position junior to claims of creditors (including trade creditors of and holders of indebtedness issued by any such subsidiary) and preferred stockholders of the subsidiaries of National. No subsidiary currently has outstanding shares of preferred stock.

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to that offering. These terms will include any of the following terms that apply to that series:

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	the date or dates on which the principal of the debt securities will be payable and how it will be paid;

•	the rate or rates at which the debt securities will bear interest, or how such rate or rates will be determined;

•	the date or dates from which interest on the debt securities will accrue, the interest payment dates on which interest will be paid, and the record dates for interest payments;

•	any right to extend the interest payment periods for the debt securities and the duration of the extension;

•	the percentage, if less than 100%, of the principal amount of the debt securities that will be payable if the maturity of the debt securities is accelerated;

•	any date or dates on which, and the price or prices at which, the debt securities may be redeemed at the option of National and any restrictions on such redemptions;

•

any sinking fund or other provisions or options held by holders of debt securities that would obligate National to repurchase or otherwise redeem the debt securities; any changes or additions to the events of default under the Indenture or changes or additions to the covenants under the Indenture;

•	if the debt securities will be issued in denominations other than $1,000;

•	if payments on the debt securities may be made in a currency or currencies other than United States dollars;

•	any convertible feature or options regarding the debt securities;

•	any rights or duties of another person to assume the obligations of National with respect to the debt securities;

•	any collateral, security, assurance or guarantee for the debt securities; and

•	any other terms of the debt securities not inconsistent with the terms of the Indenture.

(See Section 301.)

The Indenture does not limit the principal amount of debt securities that may be issued. The Indenture allows debt securities to be issued up to the principal amount that may be authorized by National. Unless otherwise specified in the prospectus supplement, any limit upon the aggregate principal amount of the debt securities of any series may be increased without the consent of any holders and additional debt securities of such series may be authenticated and delivered up to the limit on the aggregate principal amount authorized with respect to such series as so increased. Accordingly, the debt securities of any series may be increased on the same terms and conditions, except for the issue price and the issue date, and with the same CUSIP numbers as the debt securities of such series initially offered.

Debt securities may be sold at a discount below their principal amount. United States federal income tax considerations applicable to debt securities sold at an original issue discount may be described in the prospectus supplement. In addition, certain United States federal income tax or other considerations applicable to any debt securities which are denominated or payable in a currency or currency unit other than United States dollars may be described in the prospectus supplement.

Except as may otherwise be described in a prospectus supplement, the covenants contained in the Indenture will not afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving National or in the event of a change in control.

Payment and Paying Agents

Except as may be provided in the prospectus supplement, interest, if any, on each debt security payable on each interest payment date will be paid to the person in whose name such debt security is registered as of the close of business on the regular record date for the interest payment date. However, interest payable at maturity will be paid to the person to whom the principal is paid. If there has been a default in the payment of interest on any debt security, the defaulted interest may be paid to the holder of such debt security as of the close of business on a date to be fixed by the Trustee, which will be between 10 and 15 days prior to the date proposed by National for payment of such defaulted interest or in any other manner permitted by any securities exchange on which such debt security may be listed, if the Trustee finds it practicable. (See Section 307.)

Unless otherwise specified in the prospectus supplement, principal of, and premium, if any, and interest, if any, on the debt securities at maturity will be payable upon presentation of the debt securities at the corporate trust office of the Trustee, as paying agent, in The City of New York. National may change the place of payment on the debt securities, may appoint one or more additional paying agents (including National) and may remove any paying agent, all at the discretion of National. (See Section 602.)

Registration and Transfer

Unless otherwise specified in a prospectus supplement, the transfer of debt securities may be registered, and debt securities may be exchanged for other debt securities of the same series or tranche, of authorized denominations and with the same terms and principal amount, at the corporate trust office of the Trustee in The City of New York. National may change the place for registration of transfer and exchange of the debt securities and may designate additional places for such registration and exchange. Unless otherwise provided in the prospectus supplement, no service charge will be made for any transfer or exchange of the debt securities. However, National may require payment to cover any tax or other governmental charge that may be imposed. National will not be required to execute or to provide for the registration of transfer of, or the exchange of, (a) any debt security during a period of 15 days prior to giving any notice of redemption or (b) any debt security selected for redemption except the unredeemed portion of any debt security being redeemed in part. (See Section 305.)

Satisfaction and Discharge

National will be discharged from its obligations on the debt securities of a particular series, or any portion of the principal amount of the debt securities of such series, if it irrevocably deposits with the Trustee sufficient cash or government securities to pay the principal, or portion of principal, interest, any premium and any other sums when due on the debt securities of such series at their maturity, stated maturity date, or redemption. (See Section 701.)

The Indenture will be deemed satisfied and discharged when no debt securities remain outstanding and when National has paid all other sums payable by National under the Indenture. (See Section 702.)

All moneys National pays to the Trustee or any paying agent on debt securities which remain unclaimed at the end of two years after payments have become due will be paid to or upon the order of National. Thereafter, the holder of such debt security may look only to National for payment thereof. (See Section 603.)

Limitation on Liens on Subsidiary Capital Stock

The Indenture provides that, except as otherwise specified with respect to a particular series of debt securities, National will not pledge, mortgage, hypothecate or grant a security interest in, or permit any pledge, mortgage, security interest or other lien upon, any capital stock of any of its majority-owned subsidiaries, which capital stock National now or hereafter directly owns, to secure any Indebtedness, as defined below, without also securing the outstanding debt securities (so long as the other Indebtedness shall be so secured) equally and ratably, with or, at National’s option, prior to, the other Indebtedness and any other Indebtedness similarly entitled to be so secured.

This limitation does not apply to, or prevent the creation or existence of:

(1)

any pledge, mortgage, security interest, lien or encumbrance upon any such capital stock created at the time National acquires that capital stock or within 270 days after that time to secure the purchase price for that capital stock so acquired;

(2)

any pledge, mortgage, security interest, lien or encumbrance upon any such capital stock existing at the time National acquires that capital stock, whether or not National assumes the secured obligations; or

(3)	any extension, renewal, replacement or refunding of any pledge, mortgage, security interest, lien or encumbrance permitted by (1) and (2) above, or of any Indebtedness secured thereby; provided, that,

(a)

the principal amount of Indebtedness so secured immediately after the extension, renewal, replacement or refunding may not exceed the principal amount of Indebtedness so secured immediately before the extension, renewal, replacement or refunding; and

(b)

the extension, renewal, replacement or refunding of such pledge, mortgage, security interest, lien or encumbrance is limited to no more than the same proportion of all shares of capital stock as were covered by the pledge, mortgage, security interest, lien or encumbrance that was extended, renewed, refunded or replaced; or

(4)	any judgment, levy, execution, attachment or other similar lien arising in connection with court proceedings, provided that:

(a)

the execution or enforcement of the lien is effectively stayed within 30 days after entry of the corresponding judgment, or the corresponding judgment has been discharged within such 30 day period, and the claims secured thereby are being contested in good faith by appropriate proceedings timely commenced and diligently prosecuted; or

(b)	the payment of the lien is covered in full by insurance and the insurance company has not denied or contested coverage thereof; or

(c)

so long as the lien is adequately bonded, any appropriate legal proceedings that may have been duly initiated for the review of the corresponding judgment, decree or order shall not have been fully terminated or the period within which these proceedings may be initiated shall not have expired.

Any pledge, mortgage, security interest, lien or encumbrance on any shares of the capital stock of any of the majority-owned subsidiaries of National, which shares of capital stock National now or hereafter directly owns, to secure any Indebtedness other than as described in (1) through (4) above, is referred to in this prospectus as a “Restricted Lien.” This limitation on liens does not apply to the extent that National creates any Restricted Liens to secure Indebtedness that, together with all other Indebtedness of National secured by Restricted Liens, does not at the time exceed 5% of National’s Consolidated Capitalization. (See Section 608.)

For this purpose, “Consolidated Capitalization” means the sum of:

(1)	Consolidated Common Shareholders’ Equity;

(2)	Consolidated Indebtedness, exclusive of any that is due and payable within one year of the date the sum is determined; and, without duplication

(3)	any preference or preferred stock of National or any Consolidated Subsidiary, as defined below, which is subject to mandatory redemption or sinking fund provisions.

The term “Consolidated Common Shareholders’ Equity,” as used above, means the total assets of National and its Consolidated Subsidiaries that would, in accordance with generally accepted accounting principles in the United States, be classified on a balance sheet as assets, less: (a) all liabilities of National and its Consolidated Subsidiaries that would, in accordance with generally accepted accounting principles in the United States, be classified on a balance sheet as liabilities; (b) minority interests owned by third parties in Consolidated Subsidiaries of National; and (c) preference or preferred stock of National and its Consolidated Subsidiaries only to the extent any such preference or preferred stock is subject to mandatory redemption or sinking fund provisions.

The term “Consolidated Indebtedness,” as used above, means total indebtedness as shown on the consolidated balance sheet of National and its Consolidated Subsidiaries.

The term “Consolidated Subsidiary,” as used above, means at any date any majority-owned subsidiary the financial statements of which under generally accepted accounting principles in the United States would be consolidated with those of National in its consolidated financial statements as of such date.

For purposes of the limitation described in the first paragraph under this heading, “Indebtedness” means:

(1)	all indebtedness created or assumed by National for the repayment of money borrowed;

(2)

all indebtedness for money borrowed secured by a lien upon capital stock owned by National and upon which indebtedness for money borrowed National customarily pays interest, although National has not assumed or become liable for the payment of such indebtedness for money borrowed; and

(3)

all indebtedness of others for money borrowed which is guaranteed as to payment of principal by National or in effect guaranteed by National through a contingent agreement to purchase such indebtedness for money borrowed, but excluding from this definition any other contingent obligation of National in respect of indebtedness for money borrowed or other obligations incurred by others.

The foregoing limitation does not limit in any manner the ability of: (1) National to place liens on any of its assets other than the capital stock of directly held, majority-owned subsidiaries; (2) National to cause the transfer of its assets or those of its subsidiaries, including the capital stock covered by the foregoing restrictions; or (3) any of the direct or indirect subsidiaries of National to place liens on any of their assets.

In addition, the Indenture provides that if debentures issued by National under the indenture dated as of October 15, 1974, as supplemented (the “1974 Indenture”), between National and The Bank of New York Mellon, as trustee, in an aggregate principal amount in excess of 5% of National’s Consolidated Capitalization become secured pursuant to the provisions of the 1974 Indenture, National will secure any outstanding debt securities equally and ratably with those debentures. If National secures the outstanding debt securities, as provided in the prior sentence, then if and for so long as the aggregate principal amount of the debentures secured pursuant to the 1974 Indenture at any time decreases and as a result constitutes 5% or less of National’s Consolidated Capitalization, the outstanding debt securities will no longer be secured. (See Section 608.)

Consolidation, Merger, and Sale of Assets

Under the terms of the Indenture, National may not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless:

•

the surviving or successor entity is organized and validly existing under the laws of any domestic jurisdiction and it expressly assumes National’s obligations on all debt securities and under the Indenture;

•

immediately after giving effect to the transaction, no event of default and no event which, after notice or lapse of time or both, would become an event of default shall have occurred and be continuing; and

•	National shall have delivered to the Trustee an officer’s certificate and an opinion of counsel as to compliance with the foregoing.

The terms of the Indenture do not restrict National in a merger in which National is the surviving entity. (See Section 1101.)

Events of Default

“Event of default” when used in the Indenture with respect to any series of debt securities, means any of the following:

•	failure to pay interest, if any, on any debt security of the applicable series for 30 days after it is due;

•	failure to pay the principal of or premium, if any, on any debt security of the applicable series when due (whether at maturity or upon earlier redemption);

•

failure to perform any other covenant in the Indenture, other than a covenant that does not relate to that series of debt securities, that continues for 90 days after National receives written notice from the Trustee, or National and the Trustee receive a written notice from the holders of at least 33% in principal amount of the debt securities of such series; however, the Trustee or the Trustee and the holders of such principal amount of debt securities of this series can agree to an extension of the 90 day period and such an agreement to extend will be automatically deemed to occur if National is diligently pursuing action to correct the default;

•	certain events in bankruptcy, insolvency or reorganization of National; or

•	any other event of default included in any supplemental indenture or officer’s certificate for a specific series of debt securities.

(See Section 801).

The Trustee may withhold notice to the holders of debt securities of any default, except default in the payment of principal, premium or interest, if it considers such withholding of notice to be in the interests of the holders. An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the Indenture.

Remedies

Acceleration of Maturity

If an event of default with respect to fewer than all the series of debt securities occurs and continues, either the Trustee or the holders of at least 33% in principal amount of the debt securities of such series may declare the entire principal amount of all the debt securities of such series, together with accrued interest, to be due and payable immediately. However, if the event of default is applicable to all outstanding debt securities under the Indenture, only the Trustee or holders of at least 33% in principal amount of all outstanding debt securities of all series, voting as one class, and not the holders of any one series, may make such a declaration of acceleration.

At any time after a declaration of acceleration with respect to the debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the event of default giving rise to such declaration of acceleration will be considered waived, and such declaration and its consequences will be considered rescinded and annulled, if:

•	National has paid or deposited with the Trustee a sum sufficient to pay:

•	all overdue interest, if any, on all debt securities of the series;

•	the principal of and premium, if any, on any debt securities of the series which have otherwise become due and interest, if any, that is currently due;

•	interest, if any, on overdue interest; and

•	all amounts due to the Trustee under the Indenture; and

•	any other event of default with respect to the debt securities of that series shall have been cured or waived as provided in the Indenture.

There is no automatic acceleration, even in the event of bankruptcy, insolvency or reorganization of National. (See Section 802.)

Right to Direct Proceedings

Other than its duties in case of an event of default, the Trustee is not obligated to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the holders, unless the holders offer the Trustee a reasonable indemnity. (See Section 903.) If they provide a reasonable indemnity, the holders of a majority in principal amount of any series of debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any power conferred upon the Trustee. However, if the event of default relates to more than one series, only the holders of a majority in aggregate principal amount of all affected series will have the right to give this direction. (See Section 812). The Trustee is not obligated to comply with directions that conflict with law or other provisions of the Indenture.

Limitation on Right to Institute Proceedings

No holder of debt securities of any series will have any right to institute any proceeding under the Indenture, or to exercise any remedy under the Indenture, unless:

•	the holder has previously given to the Trustee written notice of a continuing event of default;

•

the holders of a majority in aggregate principal amount of the outstanding debt securities of all series in respect of which an event of default shall have occurred and be continuing have made a written request to the Trustee, and have offered reasonable indemnity to the Trustee to institute proceedings; and

•	the Trustee has failed to institute any proceeding for 60 days after notice and has not received any direction inconsistent with the written request of holders during such period.

(See Section 807.)

No Impairment of Right to Receive Payment

However, such limitations do not apply to a suit by a holder of a debt security for payment of the principal of or premium, if any, or interest, if any, on such debt security on or after the applicable due date. (See Section 808.)

Annual Notice to Trustee

National will provide to the Trustee an annual statement by an appropriate officer as to National’s compliance with all conditions and covenants under the Indenture. (See Section 606.)

Modification and Waiver

National and the Trustee may enter into one or more supplemental indentures without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the assumption by any permitted successor of the covenants of National in the Indenture and in the debt securities;

•	to add additional covenants of National or to surrender any right or power of National under the Indenture;

•	to add additional events of default;

•

to change, eliminate, or add any provision to the Indenture; provided, however, if the change, elimination, or addition will adversely affect the interests of the holders of debt securities of any series in any material respect, such change, elimination, or addition will become effective only:

•	when the consent of the holders of debt securities of such series has been obtained in accordance with the Indenture; or

•	when no debt securities of the affected series remain outstanding under the Indenture;

•	to provide collateral security for all but not part of the debt securities;

•	to establish the form or terms of debt securities of any other series as permitted by the Indenture;

•	to provide for the authentication and delivery of bearer securities and coupons attached thereto;

•	to evidence and provide for the acceptance of appointment of a successor trustee;

•	to provide for the procedures required for use of a noncertificated system of registration for the debt securities of all or any series;

•

to change any place where principal, premium, if any, and interest shall be payable, debt securities may be surrendered for registration of transfer or exchange and notices to National may be served; or

•

to cure any ambiguity or inconsistency or to make any other provisions with respect to matters and questions arising under the Indenture; provided that such action shall not adversely affect the interests of the holders of debt securities of any series in any material respect.

(See Section 1201.)

The holders of at least a majority in aggregate principal amount of the debt securities of all series then outstanding may waive compliance by National with certain restrictive provisions of the Indenture. (See Section 607.) The holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default under the Indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and certain covenants and provisions of the Indenture that cannot be modified or be amended without the consent of the holder of each outstanding debt security of the series affected. (See Section 813.)

If the Trust Indenture Act of 1939 is amended after the date of the Indenture in such a way as to require changes to the Indenture, the Indenture will be deemed to be amended so as to conform to such amendment of the Trust Indenture Act of 1939. National and the Trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence such an amendment. (See Section 1201.)

The consent of the holders of a majority in aggregate principal amount of the debt securities of all series then outstanding, voting as one class, is required for all other modifications to the Indenture. However, if less than all of the series of debt securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of all series that are directly affected, voting as one class, will be required. No such amendment or modification may:

•

change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduce the principal amount of any debt security or its rate of interest or change the method of calculating such interest rate or reduce any premium payable upon redemption, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security, without the consent of the holder;

•

reduce the percentage in principal amount of the outstanding debt securities of any series which consent is required for any supplemental indenture or any waiver of compliance with a provision of the Indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting, without the consent of all the holders of the series; or

•

modify certain of the provisions of the Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the debt securities of any series, without the consent of the holder of each outstanding debt security affected thereby.

A supplemental indenture which changes the Indenture solely for the benefit of one or more particular series of debt securities, or modifies the rights of the holders of debt securities of one or more series, will not affect the rights under the Indenture of the holders of the debt securities of any other series. (See Section 1202.)

The Indenture provides that debt securities owned by National or anyone else required to make payment on the debt securities shall be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent. (See Section 101.)

National may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other such act of the holders, but National shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after such record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding debt securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding debt securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder shall bind every future holder of the same debt securities and the holder of every debt security issued upon the registration of transfer of or in exchange of such debt securities. A transferee will be bound by acts of the Trustee or National taken in reliance thereon, whether or not notation of such action is made upon such debt security. (See Section 104.)

Resignation of the Trustee

The Trustee may resign at any time by giving written notice to National or may be removed at any time by act of the holders of a majority in principal amount of all series of debt securities then outstanding delivered to the Trustee and National. No resignation or removal of the Trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by a successor trustee. So long as no event of default or event which, after notice or lapse of time, or both, would become an event of default has occurred and is continuing and except with respect to a Trustee appointed by act of the holders, if National has delivered to the Trustee a resolution of its Board of Directors appointing a successor trustee and such successor has accepted such appointment in accordance with the terms of the Indenture, the Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Indenture. (See Section 910.)

Notices

Notices to holders of debt securities will be given by mail to the addresses of such holders as they may appear in the security register therefor. (See Section 106.)

Title

National, the Trustee, and any agent of National or the Trustee, may treat the person in whose name debt securities are registered as the absolute owner thereof, whether or not such debt securities may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary. (See Section 308.)

Governing Law

The Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York. (See Section 112.)

Regarding the Trustee

The Trustee will be The Bank of New York Mellon. In addition to acting as Trustee, The Bank of New York Mellon acts, and may act, as trustee under various indentures and trusts of National and its affiliates.

DESCRIPTION OF CAPITAL STOCK

The following description of National’s capital stock is a summary and is qualified by reference to the terms and provisions of National’s Restated Certificate of Incorporation, as amended (“Restated Certificate of Incorporation”) and its By-Laws, as amended and restated (“By-Laws”), which are filed as exhibits to the registration statement to which this prospectus relates and incorporated herein by reference. (The 1974 Indenture includes a limitation on the payment of dividends, as described below under “Common Stock—Dividend Rights.” National’s other indenture, dated as of October 1, 1999, between National and The Bank of New York Mellon, contains no such limitation.)

Common Stock

National has authorized 200,000,000 shares of common stock, par value $1.00 per share.

Dividend Rights

The holders of common stock are entitled to receive dividends as declared by the Board of Directors, out of funds legally available for the purpose and subject to a limitation in the 1974 Indenture. The 1974 Indenture prohibits the payment of cash dividends on, and the purchase or redemption of, common stock if the cumulative dividends on and amounts paid for purchase or redemption of common or preferred stock since December 31, 1967 exceed or would exceed consolidated net income available for dividends for that same period plus $10 million plus any additional amount authorized or approved, upon application of National, by the SEC. The amount available for the declaration and payment of dividends on National’s common stock pursuant to this restriction will be described in the applicable prospectus supplement.

The Board of Directors’ ability to declare dividends on common stock may also be limited by the rights and preferences of certain series of preferred stock, which may be issued from time to time, and by the terms of instruments defining the rights of holders of other outstanding indebtedness of National.

Voting Rights and Classification of the Board of Directors

The holders of common stock are entitled to one vote per share. The affirmative vote of the majority of the votes cast by the holders of the common stock is required for the merger or consolidation of National or for the sale of substantially all of its assets. The Board of Directors is divided into three classes, each with, as nearly as possible, an equal number of directors.

Liquidation Rights

Upon any dissolution, liquidation or winding up of National, the holders of common stock are entitled to receive, pro rata, all of National’s assets and funds remaining after payment of or provision for creditors and subject to the rights and preferences of each series of preferred stock outstanding, if any.

Preemptive Rights

Holders of common stock and any series of preferred stock that may be issued have no preemptive right to purchase or subscribe for any shares of capital stock of National.

Listing

The common stock is listed on the New York Stock Exchange.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Equiniti Trust Company, LLC.

Preferred Stock

National has authorized 10,000,000 shares of preferred stock, par value $1.00 per share. No shares of preferred stock of National are currently outstanding. However, the Board of Directors of National has the ability to issue one or more series of preferred stock from time to time.

The actual effect of the preferred stock upon the rights of the holders of National’s common stock will not be known until National’s Board of Directors determines the respective rights of the holders of one or more series of preferred stock. Such effects, however, might include: (a) restrictions on dividends on National’s common stock if dividends on the preferred stock are in arrears; (b) dilution of the voting power of National’s common stock; (c) restrictions on the rights of the holders of National’s common stock to share in National’s assets upon liquidation due to satisfaction of any liquidation preference granted to the preferred stock; and (d) dilution of rights of holders of National’s common stock to share in National’s assets upon liquidation if the preferred stock is participating with respect to distributions upon such liquidation. In some cases, the issuance of preferred stock could also delay, defer or prevent a change in control and make it harder to remove present management, without further action by National’s stockholders.

Under National’s Restated Certificate of Incorporation, the Board of Directors of National can issue, without further stockholder action, up to 10,000,000 shares of preferred stock, in one or more series, and determine the designation, the number, and the special and relative rights, powers, preferences and limitations of the shares of each series so created, including, subject to the terms of National’s Restated Certificate of Incorporation:

(a)

the maximum number of shares to constitute each such series of preferred stock, which may subsequently be increased or decreased (but not below the number of shares of such series then outstanding) by resolution of the Board of Directors of National, the distinctive designation thereof and the stated value thereof if different from the par value thereof;

(b)	whether the shares of each such series shall have voting rights and, if such shares are given voting rights, the terms of such voting rights;

(c)

the dividend rate or rates, if any, on the shares of each such series or the manner in which such rate or rates shall be determined, the conditions and dates upon which such dividends shall be payable, the preference or relation that such dividends shall bear to the dividends payable on any other class or classes or any other series of capital stock (including whether such dividends shall be participating or non-participating with respect to any other class or classes or any other series of capital stock), whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which any such dividends shall be cumulative;

(d)

whether the shares of each such series shall be subject to redemption, and, if made subject to redemption, the time or times, price or prices and other terms, limitations, restrictions or conditions of such redemption, including whether such redemption shall be made at the election of the corporation or the holders of such shares;

(e)

the relative amounts, and the relative rights or preferences, if any, of payment in respect of shares of each such series which the holders of shares of each such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding-up of National, including whether such rights shall be limited or participating with respect to shares of any other class or classes or any other series of capital stock upon the voluntary or involuntary liquidation, dissolution or winding up of National;

(f)

whether or not the shares of each such series shall be subject to the operation of a retirement or sinking fund and, if so, the terms and provisions relative to the operation of such retirement or sinking fund;

(g)

whether or not the shares of each such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of capital stock, or other securities, whether or not issued by National, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange, the method, if any, of adjusting any such price or prices or rate or rates and whether such shares shall be convertible or exchangeable at the election of National or the holders of such shares;

(h)

the limitations and restrictions, if any, to be effective while any shares of each such series are outstanding, upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by National of, the common stock or any other class or classes or any other series of capital stock of National ranking junior to the shares of such series either as to dividends or upon liquidation, dissolution or winding-up of National;

(i)

the conditions or restrictions, if any, to be effective while any shares of each such series are outstanding, upon the creation of indebtedness of National or upon the issuance of any additional stock (including additional shares of such series or of any other class) ranking on a parity with or prior to the shares of such series as to dividends or distribution of assets upon liquidation, dissolution or winding-up of National; and

(j)	any other preference, relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof.

Business Combinations

National’s Restated Certificate of Incorporation provides that certain conditions must be met before the consummation of any merger or other business combination by National or any of its subsidiaries with any stockholder who is directly or indirectly the beneficial owner of 5% or more of National’s outstanding common stock (substantial stockholder) or with an affiliate of any substantial stockholder. The term substantial stockholder does not include National, any of its subsidiaries, or any trustee holding common stock of National for the benefit of the employees of National or any of its subsidiaries pursuant to one or more employee benefit plans or arrangements. The conditions, which are in addition to those otherwise required by law, prescribe the minimum amount per share that must be paid to holders of common stock and the form of consideration paid, and require that the holders of common stock be furnished certain information about the business combination prior to voting on it. A business combination, as defined in the Restated Certificate of Incorporation, generally means any of the following transactions:

•	a merger, consolidation or share exchange;

•

a sale, lease, exchange or other disposition of any assets in exchange for property having a fair market value of more than $10 million, if determined to be a business combination by certain directors of National in accordance with provisions of the Restated Certificate of Incorporation;

•

the issuance or transfer of securities in exchange for property having a fair market value of more than $10 million, if determined to be a business combination by certain directors of National in accordance with provisions of the Restated Certificate of Incorporation;

•	the adoption of a plan of liquidation or dissolution of National; or

•

any reclassification of securities, recapitalization or reorganization that has the effect of increasing the proportionate share of the outstanding shares of any class of securities of National that is owned by any substantial stockholder or by any affiliate of a substantial stockholder.

The approval of at least three-fourths of the entire Board of Directors or, in the event that the Board of Directors consists of directors elected by the holders of preferred stock, the approval of a majority of the entire Board of Directors, is required to amend or repeal the classified board or business combination provisions contained in the Restated Certificate of Incorporation.

As a New Jersey corporation, National is also subject to the provisions of the New Jersey Business Corporation Act, including Chapter 10A thereof (known as the New Jersey Shareholders’ Protection Act) regarding business combinations with an interested stockholder. See the applicable provisions of the New Jersey Business Corporation Act for additional information.

DESCRIPTION OF DEPOSITARY SHARES

General

National may offer depositary shares representing fractional shares of preferred stock of any series. The following description sets forth certain general terms and provisions of the depositary shares that National may offer pursuant to this prospectus. The particular terms of the depositary shares, including the fraction of a share of preferred stock that such depositary share will represent, and the extent, if any, to which the general terms and provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement.

The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between National and a bank or trust company that meets certain requirements and is selected by National (the “bank depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the shares of preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights National offers to holders of the preferred stock will be made available to the holders of depositary shares.

The following description is a general summary of some common provisions of a deposit agreement and the related depositary receipts. The description below and in any prospectus supplement does not include all of the terms of the deposit agreement and the related depositary receipts. Copies of the form of deposit agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time National issues depositary shares, and you should read those documents for provisions that may be important to you.

Dividends and Other Distributions

If National pays a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute these dividends to the record holders of these depositary shares. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with National’s approval, sell this property and distribute the net proceeds from this sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If National redeems a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holders of the depositary shares relating to the preferred stock. Each record holder of these depositary shares on the record date (which will be the same date as the record date for the preferred stock) may instruct the bank depositary as to how to vote the preferred stock represented by the holder’s depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with these instructions, and National will take all action that the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing this preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the bank depositary and National. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless this amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by the bank depositary or National only if:

•	all outstanding depositary shares have been redeemed; or

•

there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of National and this distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

National will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. National will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the deposit agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Fractional shares of preferred stock will not be issued. If the depositary receipts delivered by a holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The bank depositary will forward to holders of depositary receipts all reports and communications from National that are delivered to the bank depositary and that National is required to furnish to the holders of preferred stock.

Neither the bank depositary nor National will be liable if National is prevented or delayed by law or any circumstance beyond National’s control from performing its obligations under the deposit agreement. The obligations of the bank depositary and National under the deposit agreement will be limited to performance in good faith of National’s duties thereunder, and National will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or shares of preferred stock unless reasonably satisfactory indemnity is furnished. National may rely upon written advice of counsel or accountants, or upon information provided by persons presenting shares of preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

The bank depositary may resign at any time by delivering to National notice of its election to do so, and National may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and the successor’s acceptance of this appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the deposit agreement.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

National may issue stock purchase contracts, including contracts that obligate holders to purchase from National, and National to sell to these holders, a specified number of shares of common stock at a future date or dates. The consideration per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of stock purchase units consisting of a stock purchase contract and either debt securities of National or U.S. Treasury securities that are pledged to secure the holders’ obligations to purchase the common stock under the stock purchase contracts. The stock purchase contracts may require National to make periodic payments to the holders of some or all of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under these stock purchase contracts in a specified manner.

A prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units being offered. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts. Some of the important United States federal income tax considerations applicable to the stock purchase units and stock purchase contracts will be discussed in the related prospectus supplement.

DESCRIPTION OF UNITS

National may issue units consisting of one or more debt securities, shares of common stock, shares of preferred stock, depositary shares, stock purchase contracts, stock purchase units or any combination of such securities. The applicable prospectus supplement will describe:

•

the terms of the units and of the debt securities, shares of common stock, shares of preferred stock, depositary shares, stock purchase contracts, stock purchase units comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	if applicable, a discussion of any material U.S. federal income tax considerations;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

National may periodically sell its securities in one or more of the following ways:

•	to underwriters or dealers for resale to the public or to institutional investors;

•	directly to the public or institutional investors;

•	through agents to the public or to institutional investors;

•	in a rights offering;

•	in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise; or

•	through a combination of any of these methods.

The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by National;

•	any underwriting discounts, commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

If National uses underwriters in the sale, the underwriters will acquire the securities for their own account and may resell them in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices; or

•	at varying prices determined at the time of sale.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

If National uses dealers in the sale, the dealers will acquire the securities as principals and may resell them to the public at varying prices to be determined by the dealers at the time of resale.

Unless otherwise stated in a prospectus supplement, any agent selling securities on National’s behalf will be acting on a best efforts basis for the period of its appointment.

This prospectus may be delivered by underwriters and dealers in connection with short sales undertaken to hedge exposures under commitments to acquire the securities described in this prospectus that may be issued on a delayed or contingent basis.

Underwriters, agents and dealers may be entitled under agreements entered into with National to indemnification by National against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments that the underwriters, agents or dealers may be required to make. Underwriters, agents and dealers may be customers of, engage in transactions with, or perform services for National and its affiliates in the ordinary course of business.

Any securities offered by this prospectus, other than National’s common stock, will be a new issue of securities and will have no established trading market. National’s common stock is listed on the New York Stock Exchange, and any shares of National’s common stock sold will also be listed on the New York Stock Exchange, upon official notice of issuance. Any underwriters to whom securities are sold by National for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Any of these securities, other than National’s common stock, may or may not be listed on a national securities exchange. National gives no assurance as to the liquidity of or the existence of any trading market for any of these securities, other than National’s common stock.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended September 30, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The information incorporated in this prospectus by reference to National’s Annual Report on Form 10-K for the year ended September 30, 2022, relating to the oil and gas reserves of Seneca Resources Company, LLC, has been so incorporated in reliance on the audit report of Netherland, Sewell & Associates, Inc., an independent petroleum engineering firm, given on the authority of said firm as experts in petroleum engineering.

LEGAL MATTERS

The validity of the debt securities, stock purchase contracts, stock purchase units and units consisting of one or more of such securities will be passed upon for National by Jones Day and for the underwriters, dealers, or agents by Hunton Andrews Kurth LLP, New York, New York. However, all matters of New Jersey law, including the incorporation of National and the validity of the common stock, preferred stock, depositary shares and units consisting of one or more of such securities, will be passed upon by Lowenstein Sandler LLP, Roseland, New Jersey.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES ISSUANCES AND DISTRIBUTIONS

The following is a statement of the estimated expenses (other than underwriting compensation) to be incurred by National in connection with a distribution of the securities registered under this registration statement.

Securities and Exchange Commission registration fee	$	*
Printing expenses		**
Trustee and transfer agent fees and expenses		**
Listing fees of New York Stock Exchange		***
Legal fees and expenses		**
Accounting fees and expenses		**
Blue Sky fees and expenses		**
Rating Agency fees		**
Miscellaneous		**
Total	$	**

*	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).
**

Because an indeterminate amount of securities are covered by this registration statement and the number of offerings is indeterminable, the expenses in connection with the issuance and distribution of the securities are not currently determinable.

***	The listing fee is based upon the principal amount or number of securities listed, if any, and is therefore not currently determinable.

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 14A:3-5 of the New Jersey Statutes Annotated provides:

“INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES.

(1)	As used in this section,

(a)

“Corporate agent” means any person who is or was a director, officer, employee or agent of the indemnifying corporation or of any constituent corporation absorbed by the indemnifying corporation in a consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at the request of the indemnifying corporation, or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent;

(b)

“Other enterprise” means any domestic or foreign corporation, other than the indemnifying corporation, and any partnership, joint venture, sole proprietorship, trust or other enterprise, whether or not for profit, served by a corporate agent;

(c)	“Expenses” means reasonable costs, disbursements and counsel fees;

(d)	“Liabilities” means amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties;

(e)

“Proceeding” means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding; and

(f)

References to “other enterprises” include employee benefit plans; references to “fines” include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the indemnifying corporation” include any service as a corporate agent which imposes duties on, or involves services by, the corporate agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(2)

Any corporation organized for any purpose under any general or special law of this State shall have the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if

(a)	such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and

(b)

with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that such corporate agent did not meet the applicable standards of conduct set forth in paragraphs 14A:3-5(2)(a) and 14A:3-5(2)(b).

(3)

Any corporation organized for any purpose under any general or special law of this State shall have the power to indemnify a corporate agent against his expenses in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves the corporate agent by reason of his being or having been such corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, in such proceeding no indemnification shall be provided in respect of any claim, issue or matter as to which such corporate agent shall have been adjudged to be liable to the corporation, unless and only to the extent that the Superior Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such corporate agent is fairly and reasonably entitled to indemnity for such expenses as the Superior Court or such other court shall deem proper.

(4)

Any corporation organized for any purpose under any general or special law of this State shall indemnify a corporate agent against expenses to the extent that such corporate agent has been successful on the merits or otherwise in any proceeding referred to in subsections 14A:3-5(2) and 14A:3-5(3) or in defense of any claim, issue or matter therein.

(5)

Any indemnification under subsection 14A:3-5(2) and, unless ordered by a court, under subsection 14A:3-5(3), may be made by the corporation only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because the corporate agent met the applicable standard of conduct set forth in subsection 14A:3-5(2) or subsection 14A:3-5(3). Unless otherwise provided in the certificate of incorporation or bylaws, such determination shall be made

(a)	by the board of directors or a committee thereof, acting by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceeding; or

(b)

if such a quorum is not obtainable, or, even if obtainable and such quorum of the board of directors or committee by a majority vote of the disinterested directors so directs, by independent legal counsel, in a written opinion, such counsel to be designated by the board of directors; or

(c)	by the shareholders if the certificate of incorporation or bylaws or a resolution of the board of directors or of the shareholders so directs.

(6)	Expenses incurred by a corporate agent in connection with a proceeding may be paid by the corporation in advance of the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the corporate agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified as provided in this section.

(7)

(a) If a corporation upon application of a corporate agent has failed or refused to provide indemnification as required under subsection 14A:3-5(4) or permitted under subsections 14A:3-5(2), 14A:3-5(3) and 14A:3-5(6), a corporate agent may apply to a court for an award of indemnification by the corporation, and such court

(i)

may award indemnification to the extent authorized under subsections 14A:3-5(2) and 14A:3-5(3) and shall award indemnification to the extent required under subsection 14A:3-5(4), notwithstanding any contrary determination which may have been made under subsection 14A:3-5(5); and

(ii)

may allow reasonable expenses to the extent authorized by, and subject to the provisions of, subsection 14A:3-5(6), if the court shall find that the corporate agent has by his pleadings or during the course of the proceeding raised genuine issues of fact or law.

(b)	Application for such indemnification may be made

(i)	in the civil action in which the expenses were or are to be incurred or other amounts were or are to be paid; or

(ii)

to the Superior Court in a separate proceeding. If the application is for indemnification arising out of a civil action, it shall set forth reasonable cause for the failure to make application for such relief in the action or proceeding in which the expenses were or are to be incurred or other amounts were or are to be paid.

The application shall set forth the disposition of any previous application for indemnification and shall be made in such manner and form as may be required by the applicable rules of court or, in the absence thereof, by direction of the court to which it is made. Such application shall be upon notice to the corporation. The court may also direct that notice shall be given at the expense of the corporation to the shareholders and such other persons as it may designate in such manner as it may require.

(8)

The indemnification and advancement of expenses provided by or granted pursuant to the other subsections of this section shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a corporate agent may be entitled under a certificate of incorporation, bylaw, agreement, vote of shareholders, or otherwise; provided that no indemnification shall be made to or on behalf of a corporate agent if a judgment or other final adjudication adverse to the corporate agent establishes that his acts or omissions (a) were in breach of his duty of loyalty to the corporation or its shareholders, as defined in subsection (3) of N.J.S. 14A:2-7, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the corporate agent of an improper personal benefit.

(9)

Any corporation organized for any purpose under any general or special law of this State shall have the power to purchase and maintain insurance on behalf of any corporate agent against any expenses incurred in any proceeding and any liabilities asserted against him by reason of his being or having been a corporate agent, whether or not the corporation would have the power to indemnify him against such expenses and liabilities under the provisions of this section. The corporation may purchase such insurance from, or such insurance may be reinsured in whole or in part by, an insurer owned by or otherwise affiliated with the corporation, whether or not such insurer does business with other insureds.

(10)

The powers granted by this section may be exercised by the corporation, notwithstanding the absence of any provision in its certificate of incorporation or bylaws authorizing the exercise of such powers.

(11)

Except as required by subsection 14A:3-5(4), no indemnification shall be made or expenses advanced by a corporation under this section, and none shall be ordered by a court, if such action would be inconsistent with a provision of the certificate of incorporation, a bylaw, a resolution of the board of directors or of the shareholders, an agreement or other proper corporate action, in effect at the time of the accrual of the alleged cause of action asserted in the proceeding, which prohibits, limits or otherwise conditions the exercise of indemnification powers by the corporation or the rights of indemnification to which a corporate agent may be entitled.

(12)

This section does not limit a corporation’s power to pay or reimburse expenses incurred by a corporate agent in connection with the corporate agent’s appearance as a witness in a proceeding at a time when the corporate agent has not been made a party to the proceeding.

(13)

A right to indemnification or to advancement of expenses in favor of an officer or director pursuant to a corporation’s certificate of incorporation or bylaws shall not be eliminated or impaired by an amendment to the certificate of incorporation or bylaws after the occurrence of an act or omission that is the subject of a civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the certificate of incorporation or bylaws in effect at the time of the act or omission explicitly authorizes that elimination or impairment after the action or omission has occurred.”

Restated Certificate of Incorporation

Article Ninth of National’s Restated Certificate of Incorporation, as amended, provides as follows:

“No director or officer of this corporation shall be personally liable to the corporation or any of its shareholders for monetary damages for breach of any duty owed to the corporation or any of its shareholders, except to the extent that such exemption from liability is not permitted under the New Jersey Business Corporation Act, as the same exists or may hereafter be amended, or under any revision thereof or successor statute thereto.”

By-Laws

Article II, Section 8 of the By-Laws of National provides as follows:

“A. The Corporation shall indemnify any person who is or was a director or officer of the Corporation, to the fullest extent permitted and in the manner provided by the laws of the State of New Jersey as now or hereafter in effect, including, without limitation, the indemnification permitted by N.J.S.A. § 14A:3-5(8), against all liabilities (including amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties) and expenses (including, without limitation, attorneys’ fees and disbursements) imposed upon or incurred by such person in connection with any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding (“Proceeding”) in which such person may be made, or threatened to be made, a party, or in which such person may become involved by reason of such person being or having been a director or officer of the Corporation or any subsidiary of the Corporation, or of serving or having served at the request of the Corporation or a subsidiary of the Corporation as a director, officer, trustee, employee or agent of, or in any other capacity with, another foreign or domestic corporation, or any partnership, joint venture, sole proprietorship, employee benefit plan, trust or other enterprise, whether or not for profit.

B. The right to indemnification conferred by this Article II Section 8 shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any Proceeding in advance of its final disposition, and the Corporation shall, to the fullest extent permitted by law, promptly advance expenses (including, without limitation, attorneys’ fees and disbursements) that are incurred, from time to time, in connection therewith by any such current or former director or officer of the Corporation, subject to the receipt by the Corporation of an undertaking of such person as required by law.

C. Nothing in this Article II Section 8 shall restrict or limit the power of the Corporation to indemnify its employees, agents and other persons, to advance expenses (including attorneys’ fees) on their behalf and to purchase and maintain insurance on behalf of any corporate agent, including any person who is or was a director, officer, employee or agent of the Corporation in connection with any Proceeding.

D. The indemnification provided by this Article II Section 8 shall not exclude any other rights to which a person seeking indemnification may be entitled under the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or otherwise. The indemnification provided by this Article II Section 8 shall continue as to a person who has ceased to be a director or officer, and shall extend to the estate or personal or legal representative of any deceased director or officer.

E. Any repeal or modification of this Article II Section 8 shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing prior to such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.”

Indemnification Agreements

National has entered into an Indemnification Agreement with each of its directors (each, a “Director”). The Indemnification Agreement provides that National will indemnify the Director against any and all expenses, judgments, costs, fines and amounts paid in settlement (collectively, “Losses”), to the fullest extent permitted by law, in connection with any present or future threatened, pending or completed proceeding based upon, arising from, relating to, or by reason of the Director’s status as a director, officer, employee, agent or fiduciary of National or any other entity the Director serves at the request of National. In addition, National will advance, to the extent not prohibited by law, the expenses incurred by the Director in connection with any proceeding.

No indemnification may be made to the Director with respect to any proceeding if a final judgment adverse to the Director establishes that the Director engaged in disqualifying conduct. “Disqualifying conduct” means that the Director’s actions or omissions (i) were in breach of the Director’s duty of loyalty to National and its shareholders, (ii) were not in good faith or involved a knowing violation of law, or (iii) resulted in the receipt by the Director of an improper personal benefit.

Notwithstanding any other provision in the Indemnification Agreement, National will not be obligated to make any indemnity or advance in connection with any claim made against the Director:

(a) for which payment has actually been made to the Director under any insurance policy, other indemnity provision, contract or agreement;

(b) for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by the Director of securities of National that did, in fact, violate Section 16(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) or (ii) any reimbursement of National by the Director of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Director from the sale of securities of National, as required in each case under the Exchange Act;

(c) except as otherwise provided in the Indemnification Agreement, in connection with any proceeding initiated by the Director alone or in concert with others, including any proceeding initiated by the Director against National or its directors, officers, employees or other Directors, unless (i) the Board of Directors authorized the proceeding prior to its initiation, or (ii) National provides the indemnification, in its sole discretion, pursuant to the powers vested in National under applicable law; or

(d) in the event that National is advised, in a written opinion of its regular outside legal counsel, that National’s performance of any provision of the Indemnification Agreement would violate Section 13(k) of the Exchange Act. To the fullest extent permitted by applicable law, if the indemnification provided for in the Indemnification Agreement is unavailable to the Director for any reason, then National will contribute to Losses incurred by the Director in such proportion as reflects (a) the relative benefits received by National, on the one hand, and the Director, on the other hand, as a result of the events or transactions giving rise to the proceeding, or (b) if the allocation described in clause (a) above is not permitted by applicable law, the relative fault of National, on the one hand, and the Director, on the other hand, in connection with such events or transactions.

The Indemnification Agreement provides that, to the extent a change in New Jersey law permits greater indemnification or advancement of expenses than would be afforded under National’s Certificate of Incorporation, By-laws and the Indemnification Agreement, it is the intent of the parties that the Director will enjoy the greater benefits afforded by the change.

National also maintains directors’ and officers’ liability insurance coverage with respect to acts or omissions by such directors and officers in their capacity as such.

ITEM 16. EXHIBITS

The following is a list of all the exhibits filed as part of this registration statement.

Exhibit Number	Description

1.1	**Form of Underwriting Agreement with respect to securities other than debt securities.

1.2	**Form of Underwriting Agreement with respect to debt securities.

4.1	*Restated Certificate of Incorporation of National Fuel Gas Company dated September 21, 1998; Certificate of Amendment of Restated Certificate of Incorporation dated March 14, 2005 (Filed as Exhibit 3.1, Form 10-K for fiscal year ended September 30, 2012 in File No. 1-3880 and incorporated herein by reference).

4.2	*Certificate of Amendment of Restated Certificate of Incorporation, as amended, of National Fuel Gas Company (Filed as Exhibit 3.1, Form 8-K dated March 16, 2021 in File No. 1-3880 and incorporated herein by reference).

4.3	*By-Laws of National Fuel Gas Company, as amended and restated June 15, 2022 (Filed as Exhibit 3.1, Form 8-K dated June 17, 2022 in File No. 1-3880 and incorporated herein by reference).

4.4	*Indenture, dated as of October 15, 1974, between National Fuel Gas Company and The Bank of New York Mellon (formerly Irving Trust Company) (Filed as Exhibit 2(b), File No. 2-51796 and incorporated herein by reference).

4.4.1	*Third Supplemental Indenture, dated as of December 1, 1982, to Indenture dated as of October 15, 1974, between National Fuel Gas Company and The Bank of New York Mellon (formerly Irving Trust Company) (Filed as Exhibit 4(a)(4) in File No. 33-49401 and incorporated herein by reference).

4.4.2	*Eleventh Supplemental Indenture, dated as of May 1, 1992, to Indenture dated as of October 15, 1974, between National Fuel Gas Company and The Bank of New York Mellon (formerly Irving Trust Company) (Filed as Exhibit 4(b), Form 8-K dated February 14, 1992 in File No. 1-3880 and incorporated herein by reference).

4.4.3	*Twelfth Supplemental Indenture, dated as of June 1, 1992, to Indenture dated as of October 15, 1974, between National Fuel Gas Company and The Bank of New York Mellon (formerly Irving Trust Company) (Filed as Exhibit 4(c), Form 8-K dated June 18, 1992 in File No. 1-3880 and incorporated herein by reference).

4.4.4	*Thirteenth Supplemental Indenture, dated as of March 1, 1993, to Indenture dated as of October 15, 1974, between National Fuel Gas Company and The Bank of New York Mellon (formerly Irving Trust Company) (Filed as Exhibit 4(a)(14) in File No. 33-49401 and incorporated herein by reference).

Exhibit Number	Description

4.4.5	*Fourteenth Supplemental Indenture, dated as of July 1, 1993, to Indenture dated as of October 15, 1974 between National Fuel Gas Company and The Bank of New York (formerly Irving Trust Company) (Filed as Exhibit 4.1, Form 10-K for fiscal year ended September 30, 1993 in File No. 1-3880 and incorporated herein by reference).

4.5	*Indenture, dated as of October 1, 1999, between National Fuel Gas Company and The Bank of New York Mellon (Filed as Exhibit 4.1, Form 10-K for fiscal year ended September 30, 1999 in File No. 1-3880 and incorporated herein by reference).

4.5.1	*Officer’s Certificate establishing 5.20% Notes due 2025, dated June 25, 2015 (Filed as Exhibit 4.1.1, Form 8-K dated June 25, 2015, in File No. 1-3880 and incorporated herein by reference).

4.5.2	*Officer’s Certificate establishing 3.95% Notes due 2027, dated September 27, 2017 (Filed as Exhibit 4.1.1, Form 8-K dated September 27, 2017 in File No. 1-3880 and incorporated herein by reference).

4.5.3	*Officer’s Certificate establishing 4.75% Notes due 2028, dated August 17, 2018 (Filed as Exhibit 4.1.1, Form 8-K dated August 17, 2018 in File No. 1-3880 and incorporated herein by reference).

4.5.4	*Officer’s Certificate establishing 5.50% Notes due 2026, dated June 3, 2020 (Filed as Exhibit 4.1.1, Form 8-K dated June 3, 2020 in File No. 1-3880 and incorporated herein by reference).

4.5.5	* Officer’s Certificate establishing 2.95% Notes due 2031, dated February 24, 2021 (Filed as Exhibit 4.1.1, Form 8-K dated February 24, 2021 in File No. 1-3880 and incorporated herein by reference).

4.5.6	*Officer’s Certificate establishing 5.50% Notes due 2026, dated May 18, 2023 (Filed as Exhibit 4.1.1, Form 8-K dated May 18, 2023 in File No. 1-3880 and incorporated herein by reference).

4.6	*Form of Officer’s Certificate relating to debt securities establishing senior notes, with form of debt security attached (Filed as Exhibit 4.3, Form S-3 dated August 11, 2020 in File No. 333-244352 and incorporated herein by reference).

4.7	**Preferred Stock Certificate of Amendment.

4.8	**Form of Deposit Agreement.

4.9	**Form of Depositary Receipt.

4.10	**Form of Purchase Contract Agreement.

4.11	**Form of Unit.

4.12	**Form of Unit Agreement.

5.1	Opinion of Jones Day, Counsel for National Fuel Gas Company.

5.2	Opinion of Lowenstein Sandler LLP, New Jersey Counsel for National Fuel Gas Company.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Jones Day (included in Exhibit 5.1).

23.3	Consent of Lowenstein Sandler LLP (included in Exhibit 5.2).

23.4	Consent of Netherland, Sewell & Associates, Inc. regarding Seneca Resources Company, LLC.

24.1	Power of Attorney (contained on the signature page of this registration statement).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee.

107	Filing Fee Table.

*	Previously filed as indicated and incorporated by reference.
**	To be filed by amendment or incorporated by reference in connection with the offering of any securities, as appropriate.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

POWER OF ATTORNEY

Each director and/or officer of the registrant whose signature appears below hereby appoints the agents for service named in this registration statement, and each of them severally, as his attorney-in-fact to sign in his name and on his behalf, in any and all capacities stated below, and to file with the SEC, any and all amendments to this registration statement, and the registrant hereby also appoints each such agent for service as its attorney-in-fact with the authority to sign and file any such amendments in its name and behalf.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Amherst, State of New York, on this 11th day of August, 2023.

NATIONAL FUEL GAS COMPANY

By:	/s/ D. P. Bauer
D. P. Bauer
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ D. F. Smith D. F. Smith	Chairman of the Board and Director	August 11, 2023

/s/ D. P. Bauer D. P. Bauer	President and Chief Executive Officer and Director (Principal Executive Officer)	August 11, 2023

/s/ T.J. Silverstein T. J. Silverstein	Treasurer and Principal Financial Officer	August 11, 2023

/s/ E. G. Mendel E. G. Mendel	Controller and Principal Accounting Officer	August 11, 2023

/s/ D. H. Anderson D. H. Anderson	Director	August 11, 2023

/s/ B. M. Baumann B. M. Baumann	Director	August 11, 2023

/s/ D. C. Carroll D. C. Carroll	Director	August 11, 2023

/s/ S. C. Finch S.C. Finch	Director	August 11, 2023

/s/ J. N. Jaggers J. N. Jaggers	Director	August 11, 2023

/s/ R. Ranich R. Ranich	Director	August 11, 2023

/s/ J. W. Shaw J. W. Shaw	Director	August 11, 2023

/s/ T. E. Skains T. E. Skains	Director	August 11, 2023

/s/ R. J. Tanski R. J. Tanski	Director	August 11, 2023